Exhibit 23





Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K for the year ended November 30, 1994, into the Company's previously filed Post Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 33-44552) for the United Air Lines, Inc. Ground Employees' 401(k) Retirement Savings Plan.

                                    /s/ Arthur Andersen LLP

                                    Arthur Andersen LLP


Chicago, Illinois
May 26, 1995